Exhibit 99.1

CareTrust REIT, Inc. Announces Fourth Quarter and Full Year 2015 Operating Results

Conference Call and Webcast Scheduled for Friday, February 12, 2016 at 8:00 am PT

San Clemente, CA – (Globe Newswire – February 11, 2016) – CareTrust REIT, Inc. (NASDAQ:CTRE) today reported operating results for the fourth quarter and full year 2015, as well as other recent events.

Highlights included:

•	Net income was $0.10 for the fourth quarter, and $0.26 for the year, per diluted share;

•	Normalized FFO was $0.25 for the quarter and $0.94 for the year, per diluted share;

•	Normalized FAD was $0.27 for the quarter and $1.04 for the year, per diluted share;

•	During the year and since, CareTrust announced investments of approximately $271 million, at a blended going-in cash yield of over 9.5%, in 30 skilled nursing and senior housing facilities across Colorado, Washington, Florida, Georgia, Ohio, Iowa and Texas, initiating six new net-lease tenant relationships in the process; and

•	During the year and since, CareTrust eliminated all of its secured indebtedness by (i) replacing its secured revolving credit facility with a new, four-year $400 million unsecured revolving credit facility that includes an accordion feature which allows CareTrust to increase the line’s borrowing availability to $650 million, (ii) entering into a new $100 million, seven-year, non-amortizing unsecured term loan, and (iii) paying off and terminating its previously non-prepayable $95 million secured mortgage loan under the legacy 2006 credit agreement with General Electric Capital Corporation.

Approximately $271 Million in New Investments Completed

Commenting on the investment activity during the year and since, Greg Stapley, CareTrust’s Chairman and Chief Executive Officer, remarked, “Our new investments in 2015 and since demonstrate our ability to consistently add small-to-medium sized acquisitions to our portfolio, to opportunistically pursue larger investments, to create new tenant relationships with quality operators, and to grow those new tenant relationships with add-on acquisitions.” He noted that CareTrust now has ten tenant relationships, that revenue from its Ensign leases has been reduced to approximately 64% of total revenues exclusive of tenant reimbursements on a run-rate basis, and that the entire lease portfolio remains operationally healthy with solid and growing lease coverage.

Financial Results & Financing Activities

Discussing financial results for the year, Chief Financial Officer Bill Wagner reported that the Company generated normalized FFO of $35.3 million or $0.94 per diluted common share, and normalized FAD of $39.0 million or $1.04 per diluted common share.

Mr. Wagner also discussed the Company’s expanded revolver capacity and recent debt refinancing activity. “We have finally replaced the last of our secured debt with lower-cost unsecured debt, and in the process expanded our borrowing capacity and further staggered our debt maturities,” he said. He noted that, taking into account existing extension rights, CareTrust now has no debt maturing before 2020, and that the Company’s current debt-to-EBITDA ratio stands at approximately 5.7x, down from approximately 7.0x at the Company’s spinoff just 20 months ago.

Commenting on the Company’s liquidity, he added, “For 2016, we are positioned to fund our near-term growth plans and to improve our credit profile with the rating agencies.” He noted that at present only about $85 million is drawn on the Company’s $400 million unsecured revolver, leaving ample room for additional investments in the near term.

2016 Guidance Revised Upward

Mr. Wagner updated the Company’s previously-issued 2016 earnings guidance, projecting normalized FFO per diluted share of approximately $1.05 to $1.07, and normalized FAD per diluted share of approximately $1.15 to $1.17. The guidance assumes no new acquisitions beyond those made to date, no new debt incurrence or equity issuances, and no rent bumps on the Company’s long-term leases.

Dividends Declared

During the year, the Company declared dividends totaling $0.64 per common share. “Our annual dividend represents a payout ratio of approximately 62% based on the $1.04 normalized FAD for 2015,” said Mr. Wagner. “At this level,” he added, “our dividend remains among the best-protected of all our industry peers and gives us additional growth capital, all while providing a solid return to our shareholders.”

Conference Call

An earnings webcast will be held on Friday, February 12, 2016, at 8:00 a.m. Pacific Time, during which CareTrust’s management will discuss the Company’s fourth quarter and full year 2015 results, recent developments and other matters affecting the Company’s business and prospects. To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com/. The webcast will be recorded, and will be available for replay via the website for one year following the event.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 129 net-leased healthcare properties and three operated seniors housing properties in 15 states, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding future financing plans, business and acquisition strategies, growth prospects and operating and financial performance.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on Management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Management believes that the assumptions underlying the forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that their expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off; (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off, including the Ensign Master Leases, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to (a) comply with laws, rules and regulations in the operation of the properties the Company leases to them, and (b) renew their leases with the Company upon expiration, or in the alternative, (c) the Company’s ability to reposition and re-let the Company’s properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that the Company may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to qualify or maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in this report and any included in the section entitled “Risk Factors” in Item 1A of Part I of the Company’s most recently filed Form 10-K.

Forward-looking statements speak only as of the date made, whether in this press release or the related conference call and webcast. Except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact Information

CareTrust REIT, Inc. (949) 542-3130, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2015	December 31, 2014
Assets
Real estate investments, net	$645,614	$436,215
Other real estate investments	8,477	7,532
Cash and cash equivalents	11,467	25,320
Accounts receivable	2,342	2,291
Prepaid expenses and other assets	2,083	809
Deferred financing costs, net	3,183	2,973

Total assets	$673,166	$475,140

Liabilities and Equity
Senior unsecured notes payable, net	$254,229	$253,165
Mortgage notes payable, net	94,676	97,608
Unsecured revolving credit facility	45,000	—
Accounts payable and accrued liabilities	9,269	6,959
Dividends payable	7,704	3,946

Total liabilities	410,878	361,678

Equity:
Common stock	477	313
Additional paid-in capital	410,217	246,041
Cumulative distributions in excess of earnings	(148,406)	(132,892)

Total equity	262,288	113,462

Total liabilities and equity	$673,166	$475,140

CARETRUST REIT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)
Revenues:
Rental income	$20,110	$14,139	$65,979	$51,367
Tenant reimbursements	1,631	1,230	5,497	4,956
Independent living facilities	642	663	2,510	2,519
Interest and other income	249	45	965	55

Total revenues	22,632	16,077	74,951	58,897

Expenses:
Depreciation and amortization	7,040	5,369	24,133	23,000
Interest expense	6,145	5,900	25,256	21,622
Loss on extinguishment of debt	—	—	—	4,067
Property taxes	1,631	1,230	5,497	4,956
Acquisition costs	—	47	—	47
Independent living facilities	598	559	2,376	2,243
General and administrative	2,215	2,342	7,655	11,105

Total expenses	17,629	15,447	64,917	67,040

Net income (loss)	$5,003	$630	$10,034	$(8,143)

Earnings (loss) per common share:
Basic	$0.10	$0.03	$0.26	$(0.36)

Diluted	$0.10	$0.03	$0.26	$(0.36)

Weighted average shares outstanding:
Basic	47,660	24,419	37,380	22,788

Diluted	47,660	24,586	37,380	22,788

CARETRUST REIT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$10,034	$(8,143)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,133	23,000
Amortization of deferred financing costs and debt discount	2,200	1,603
Write-off of deferred financing costs	1,208	—
Amortization of stock-based compensation	1,522	154
Non cash interest income	(945)	(32)
Loss on extinguishment of debt	—	1,998
Loss on settlement of interest rate swap	—	1,661
Change in operating assets and liabilities:
Accounts receivable	(2,326)	4
Accounts receivable due from related party	2,275	(2,275)
Prepaid expenses and other assets	(86)	445
Interest rate swap	—	(1,661)
Accounts payable and accrued liabilities	2,239	5,152

Net cash provided by operating activities	40,254	21,906

Cash flows from investing activities:
Acquisition of real estate	(232,466)	(25,742)
Improvements to real estate	(187)	(579)
Purchases of equipment, furniture and fixtures	(276)	(19,275)
Preferred equity investment	—	(7,500)
Escrow deposits for acquisition of real estate	(1,750)	(500)
Net proceeds from the sale of vacant land	30	—

Net cash used in investing activities	(234,649)	(53,596)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	162,963	—
Proceeds from the issuance of senior unsecured notes payable	—	260,000
Borrowings under unsecured credit facility	45,000	—
Borrowings under senior secured revolving credit facility	35,000	10,000
Proceeds from the issuance of mortgage notes payable	—	50,676
Repayments of borrowings under senior secured revolving credit facility	(35,000)	(88,701)
Payments on the mortgage notes payable	(3,183)	(68,155)
Payments on the senior secured term loan	—	(65,624)
Payments of deferred financing costs	(2,303)	(13,436)
Net-settle adjustment on restricted stock	(145)	—
Dividends paid on common stock	(21,790)	(33,001)
Net contribution from Ensign	—	4,356

Net cash provided by financing activities	180,542	56,115

Net (decrease) increase in cash and cash equivalents	(13,853)	24,425
Cash and cash equivalents, beginning of period	25,320	895

Cash and cash equivalents, end of period	$11,467	$25,320

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

				December 31, 2015
Debt	Collateral	Interest Rate/ Spread	Maturity Date	Principal	Deferred Loan Costs	Net Carrying Value
Fixed Rate Debt
Senior unsecured notes payable	Unsecured	5.875%	2021	$260,000	$(5,771)	$254,229
GECC mortgage notes payable (1)	10 properties	7.252%	2017	46,165	(168)	45,997

				306,165	(5,939)	300,226

Floating Rate Debt
GECC mortgage notes payable (1)	10 properties	L + 3.35%	2017	48,857	(178)	48,679
Unsecured revolving credit facility (2)	Unsecured	L + 1.75%-2.40%	2019	45,000	— (3)	45,000

				93,857	(178)	93,679

Total Debt				$400,022	$(6,117)	$393,905

Debt Statistics
% Fixed Rate Debt				76.5%
% Floating Rate Debt				23.5%

Total				100.0%

Weighted Average Interest Rates:
Fixed				6.1%
Floating				3.2%
Blended				5.4%

(1)	The GECC mortgage notes payable was paid off on February 1, 2016, in conjunction with an amendment to our Credit Facility which included, among other things, increased commitments to $400.0 million under our Revolving Facility and a $100.0 million Term Loan.
(2)	Funds can also be borrowed at the Base Rate (as defined) plus 0.75% to 1.4%.
(3)	Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2015	Year Ended December 31, 2015
Revenues:
Rental income	$14,842	$15,249	$15,778	$20,110	$65,979
Tenant reimbursements	1,258	1,288	1,320	1,631	5,497
Independent living facilities	635	607	626	642	2,510
Interest and other income	223	232	261	249	965

Total revenues	16,958	17,376	17,985	22,632	74,951

Expenses:
Depreciation and amortization	5,599	5,679	5,815	7,040	24,133
Interest expense	5,901	5,989	7,221	6,145	25,256
Property taxes	1,258	1,288	1,320	1,631	5,497
Independent living facilities	602	566	610	598	2,376
General and administrative	1,560	1,588	2,292	2,215	7,655

Total expenses	14,920	15,110	17,258	17,629	64,917

Net income	$2,038	$2,266	$727	$5,003	$10,034

Diluted earnings per share	$0.06	$0.07	$0.02	$0.10	$0.26

Diluted weighted average shares outstanding	31,257	31,278	39,125	47,660	37,380

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	One Month Ended June 30, 2014	Quarter Ended September 30, 2014	Quarter Ended December 31, 2014	Seven Months Ended December 31, 2014
Revenues:
Rental income	$4,667	$14,000	$14,139	$32,806
Tenant reimbursements	396	1,228	1,230	2,854
Independent living facilities	211	646	663	1,520
Interest and other income	—	10	45	55

Total revenues	5,274	15,884	16,077	37,235

Expenses:
Depreciation and amortization	1,794	5,362	5,369	12,525
Interest expense	1,967	5,943	5,900	13,810
Property taxes	396	1,228	1,230	2,854
Acquisition costs	—	—	47	47
Independent living facilities	161	586	559	1,306
General and administrative	500	798	2,342	3,640

Total expenses	4,818	13,917	15,447	34,182

Net income	$456	$1,967	$630	$3,053

Diluted earnings per share	$0.02	$0.09	$0.03	$0.13

Diluted weighted average shares outstanding	22,436	22,436	24,586	23,357

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2015	Year Ended December 31, 2015
Net income	$2,038	$2,266	$727	$5,003	$10,034
Depreciation and amortization	5,599	5,679	5,815	7,040	24,133
Interest expense	5,901	5,989	7,221	6,145	25,256
Amortization of stock-based compensation	366	294	435	427	1,522

EBITDA	13,904	14,228	14,198	18,615	60,945

Adjusted EBITDA	$13,904	$14,228	$14,198	$18,615	$60,945

Net income	$2,038	$2,266	$727	$5,003	$10,034
Real estate related depreciation and amortization	5,593	5,668	5,796	7,018	24,075

Funds from Operations (FFO)	7,631	7,934	6,523	12,021	34,109
Write-off of deferred financing fees	—	—	1,208	—	1,208

Normalized FFO	$7,631	$7,934	$7,731	$12,021	$35,317

Net income	$2,038	$2,266	$727	$5,003	$10,034
Real estate related depreciation and amortization	5,593	5,668	5,796	7,018	24,075
Amortization of deferred financing costs	547	555	547	551	2,200
Amortization of stock-based compensation	366	294	435	427	1,522

Funds Available for Distribution (FAD)	8,544	8,783	7,505	12,999	37,831
Write-off of deferred financing fees	—	—	1,208	—	1,208

Normalized FAD	$8,544	$8,783	$8,713	$12,999	$39,039

FFO per share	$0.24	$0.25	$0.17	$0.25	$0.91

Normalized FFO per share	$0.24	$0.25	$0.20	$0.25	$0.94

FAD per share	$0.27	$0.28	$0.19	$0.27	$1.01

Normalized FAD per share	$0.27	$0.28	$0.22	$0.27	$1.04

Diluted weighted average shares outstanding (1)	31,446	31,462	39,271	47,802	37,545

(1)	For all quarters presented, the diluted weighted average shares includes unvested restricted stock awards as the effect is more dilutive.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	One Month	Quarter	Quarter	Seven
	Ended	Ended	Ended	Months Ended
	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Net income	$456	$1,967	$630	$3,053
Depreciation and amortization	1,794	5,362	5,369	12,525
Interest expense	1,967	5,943	5,900	13,810
Amortization of stock-based compensation	—	—	154	154

EBITDA	4,217	13,272	12,053	29,542
Acquisition costs	—	—	47	47
Costs associated with the Spin-Off	254	30	168	452

Adjusted EBITDA	$4,471	$13,302	$12,268	$30,041

Net income	$456	$1,967	$630	$3,053
Real estate related depreciation and amortization	1,794	5,362	5,365	12,521

Funds from Operations (FFO)	2,250	7,329	5,995	15,574
Acquisition costs	—	—	47	47
Costs associated with the Spin-Off	254	30	168	452

Normalized FFO	$2,504	$7,359	$6,210	$16,073

Net income	$456	$1,967	$630	$3,053
Real estate related depreciation and amortization	1,794	5,362	5,365	12,521
Amortization of deferred financing costs	175	533	553	1,261
Amortization of stock-based compensation	—	—	154	154

Funds Available for Distribution (FAD)	2,425	7,862	6,702	16,989
Acquisition costs	—	—	47	47
Costs associated with the Spin-Off	254	30	168	452

Normalized FAD	$2,679	$7,892	$6,917	$17,488

FFO per share	$0.10	$0.33	$0.24	$0.67

Normalized FFO per share	$0.11	$0.33	$0.25	$0.69

FAD per share	$0.11	$0.35	$0.27	$0.73

Normalized FAD per share	$0.12	$0.35	$0.28	$0.75

Diluted weighted average shares outstanding (1)	22,436	22,436	24,586	23,357

(1)	For all quarters presented, the diluted weighted average shares includes unvested restricted stock awards as the effect is more dilutive.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2016 Guidance

	Low	High
Net income	$0.44	$0.46
Real estate related depreciation and amortization	0.60	0.60

Funds from Operations (FFO)	1.04	1.06
Write-off of deferred financing fees	0.01	0.01

Normalized FFO	$1.05	$1.07

Net income	$0.44	$0.46
Real estate related depreciation and amortization	0.60	0.60
Amortization of deferred financing costs	0.05	0.05
Amortization of deferred stock compensation	0.05	0.05

Funds Available for Distribution (FAD)	1.14	1.16
Write-off of deferred financing fees	0.01	0.01

Normalized FAD	$1.15	$1.17

Weighted average shares outstanding:
Diluted	48,147	48,147

Discussion of Non-GAAP Financial Measures

EBITDA represents net income before interest expense, amortization of deferred financing costs and stock-based compensation, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, and gains or losses on the sale of real estate. EBITDA and Adjusted EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Adjusted EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to EBITDA and Adjusted EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. FAD is useful in analyzing the portion of cash flow that is available for distribution to shareholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage among REITs.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off, and other non-recurring expenses and unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements. Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that the use of EBITDA, Adjusted EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Adjusted EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.